Exhibit 99.1

Orthofix Issues Financial Statement Non-Reliance Statement

• Company to Restate Financial Statements for Fiscal Years 2011 and 2012 and First Quarter 2013

Lewisville, TX, August 6, 2013 – Orthofix International N.V. (NASDAQ:OFIX) (the “Company”) today provided an update regarding the previously disclosed independent review being conducted by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”), with the assistance of outside professionals, of matters relating to revenue recognition for prior periods.

Although the Audit Committee review remains at a preliminary stage, on August 5, 2013, the Audit Committee concluded, after consultation with management and the Company’s independent registered public accounting firm, that certain revenues recognized during 2011 and 2012, upon further evaluation, should not have been recognized or should not have been recognized during the periods in which they were recognized. As a result of the foregoing, on August 5, 2013, the Audit Committee concluded, after consultation with management and the outside auditors, that the Company’s previously issued consolidated financial statements as of and for the fiscal years ended December 31, 2011 and December 31, 2012 (as well as the interim quarterly periods within such years), as well as for the interim quarterly period ended March 31, 2013, should no longer be relied upon. On August 6, 2013, the Board ratified the foregoing conclusion by the Audit Committee.

Management continues to assess the Company’s disclosure controls and procedures and internal control over financial reporting for current and prior periods. Management does not expect to reach a final conclusion on the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures until completion of the restatement process, but expects to report in future or amended filings the existence of one or more material weaknesses in the Company’s internal control over financial reporting relating to the restatement.

The Audit Committee is continuing its review. At this time, the Company cannot predict the aggregate amount of revenue that will ultimately be restated, whether additional periods beyond those referenced above will be affected, the final outcome or timing of the Audit Committee’s continuing review of these matters, or the timing of the Company’s filing of restated financial statements for the affected annual and quarterly periods.

“We are focused on achieving our key priorities and providing customers with the highest level of products and service they have come to expect from Orthofix,” said Brad Mason, Orthofix President and Chief Executive Officer. “Our commitment to developing and delivering innovative orthopedic solutions remains unwavering and, thanks to the hard work and dedication of our employees, we remain confident with respect to the Company’s future prospects.”

About Orthofix:

Orthofix International N.V. is a diversified, global medical device company focused on developing and delivering innovative orthopedic solutions that drive value for patients, surgeons, and providers. Orthofix’s products are widely distributed around the world to surgeons and patients via Orthofix’s sales representatives and its subsidiaries, and via collaborations with other leading orthopedic product companies. In addition, Orthofix is collaborating on R&D activities with leading research and clinical organizations such as the Musculoskeletal Transplant Foundation and Texas Scottish Rite Hospital for Children. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements:

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the uncertain results and timing of our audit committee’s review of matters relating to revenue recognition for prior periods, our expected inability to timely file our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2013 (including our expected filing of a Form 12b-25 (Notification of Late Filing) with the SEC with respect to such fiscal quarter), and our expected need to file restated financial statements for certain periods, as well how these matters may impact our expenses, liquidity, legal liability, borrowing ability, product sales, relationships with customers, suppliers, strategic partners and third party reimbursement providers, ongoing compliance obligations under our corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services, deferred prosecution agreement with the U.S. Department of Justice and consent decree with the SEC, ability to remain in compliance with covenants and other obligations under our senior secured credit agreement, the cost and nature of our insurance coverage, continued listing of our securities on the Nasdaq Stock Market, and other factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2012 and other subsequent periodic reports filed by the Company with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release.

Contact:

Mark Quick

Director of Investor Relations and Business Development

markquick@orthofix.com

214-937-2924

Source:

Orthofix International N.V.